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                                                               EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

The Board of Directors and Shareholders
UNC Incorporated:



We consent to incorporation by reference in the registration statements (No. 33-37585, No. 33-37586, No. 33-41703, No. 33-41704, No. 33-55193, No. 2-62043
and No. 2-99656) on Form S-8 of UNC Incorporated of our report dated February 9, 1994, relating to the consolidated statements of earnings, changes in shareholders' equity and cash flows of UNC Incorporated and Subsidiaries for the year ended December 31, 1993, and the related financial statement schedule for the year ended December 31, 1993, which report appears in the December 31, 1995 annual report on Form 10-K of UNC Incorporated.



                                                       KPMG PEAT MARWICK LLP



Washington, D.C.
March 25, 1996

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                                                               EXHIBIT 23.2

                      INDEPENDENT ACCOUNTANTS' CONSENT
                      --------------------------------

The Board of Directors and Shareholders
UNC Incorporated:



We consent to the incorporation by reference in the registration statements of UNC Incorporated on Form S-8 (File No. 33-37585, No. 33-37586, No. 33-41703, No. 33-41704, No. 2-62043, No. 2-99656, and No. 33-55193) of our report dated February 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of UNC Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for the years then ended, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.


Washington, D.C.
March 25, 1996